UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2019

TURNING POINT BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37763	20-0709285
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5201 Interchange Way, Louisville, KY 40229
(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code): (502) 778-4421

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TPB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 1.01	Entry into a Material Definitive Agreement.

On July 24, 2019, Turning Point Brands, Inc. (the “Company”) and certain of its subsidiaries entered into a First Amendment (the “Amendment”) to their First Lien Credit Agreement (the “Credit Agreement”), with Fifth Third Bank, as administrative agent, and certain other lender parties thereto.  The Amendment was entered into primarily to permit the Company to issue convertible senior notes, enter into certain capped call transactions in connection with the issuance of such notes and to use the proceeds from the issuance of the notes to repay amounts outstanding under the Company’s second lien credit agreement with the remaining proceeds available for general corporate purposes including acquisitions that are yet to be identified.  The Amendment also amends (i) the consolidated total leverage ratio covenant to reflect the issuance of the notes and (ii) the consolidated senior leverage ratio covenant to reflect the prepayment of indebtedness under its second lien credit agreement. The Amendment became operative upon execution and will become effective upon consummation of the issuance of the convertible notes.

The above summary of the Amendment is qualified in its entirety by reference to the Amendment which will be filed as an exhibit to the Company’s next Quarterly Report on Form 10-Q.

Item 2.02	Results of Operations and Financial Condition

On July 24, 2019, the Company issued a press release announcing preliminary financial results for the quarter ending June 30, 2019. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 7.01	Regulation FD Disclosure.

On July 24, 2019, the Company issued a press release announcing it has commenced an offering of $125,000,000 in aggregate principal amount of convertible senior notes due 2024 (the “notes”).   In connection with the offering, the Company expects to grant the initial purchasers an option to purchase up to an additional $18,750,000 in aggregate principal amount of notes (the “Offering”).  The notes will only be offered and sold to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). A copy of the press release is attached as Exhibit 99.2 hereto.

The information set forth in Item 2.02 is incorporated by reference into this Item 7.01.

In connection with the Offering, the Company disclosed certain information to prospective investors in a preliminary offering memorandum dated July 22, 2019. The preliminary offering memorandum included information that supplements or updates certain prior disclosures of the Company. Pursuant to Regulation FD, the Company is furnishing herewith such information, in the general form presented in the preliminary offering memorandum, as Exhibit 99.3 hereto.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to Items 2.02 and 7.01, including Exhibits 99.1, 99.2 and 99.3 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 99.1	Press Release
Exhibit 99.2	Press Release
Exhibit 99.3	Excerpts from preliminary offering memorandum of Turning Point Brands, Inc., dated July 22, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Turning Point Brands, Inc.

Date: July 24, 2019	By:	/s/ James W. Dobbins
James Dobbins
Senior Vice President, General Counsel and Secretary